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                                                                    EXHIBIT 23.3

                               [KPMG LETTERHEAD]

The Board of Directors
Jolt Ltd.

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ SOMEKH CHAIKIN
Somekh Chaikin
Certified Public Accountants (Isr.)
A member firm of KPMG International

December 17, 2000